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                                                                  EXHIBIT 23.4



                       [D'ARCANGELO & CO., LLP LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report, which is dated February 2, 1996 except for Note 11 as to which the date is November 1, 1996, in the Registration Statement on Form S-4 and related Prospectus of Hubbell Incorporated for the registration of 1,833,334 shares of its Class B Common Stock.

/s/ D'Arcangelo & Co., LLP

D'Arcangelo & Co., LLP























December 17, 1996
Poughkeepsie, New York